                                                                    EXHIBIT 4.2


        WAIVER AND THIRD AMENDMENT dated as of May 30, 1997 (this "Third Amendment"), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 19, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), THE UNION BANK OF CALIFORNIA, N.A., as Agent.

                                  WITNESSETH:

        WHEREAS, on the terms set forth herein the parties hereto wish to waive and amend certain negative covenants and other provisions contained in the Credit Agreement (but not subsection 2.6 of the Credit Agreement) to permit the sale by certain subsidiaries of the Borrower to DP Media of Martinsburg, Inc. of television station WSHE(TV) pursuant to an Asset Purchase Agreement dated as of December 12, 1996, as amended (the "Martinsburg Transaction"), which transaction is described in further detail in Exhibit A attached hereto;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

        1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement shall be used as so defined.

        2. Waivers of Credit Agreement. Subsections 6.4 and 6.7 of the Credit Agreement are hereby waived in respect of the Martinsburg Transaction.

        3. Amendments to Credit Agreement.

           A. Schedule 1.1D of the Credit Agreement is hereby amended by replacing the information with respect to WSHE(TV) as follows:

=================================================================================================
 Station               Type                 Owner                                     License
                                                                                      Subsidiary
-------------------------------------------------------------------------------------------------
WSHE(TV)                inTV Affiliated      Paxson Communications of                 n/a
                        Television           Washington-60, Inc. (DP
                                             Media of Martinsburg, Inc.)
=================================================================================================

        B. Schedule 3.1(e) of the Credit Agreement is hereby amended by replacing the information with respect to WSHE (TV) as follows:

        Licensee: DP Media of Martinsburg, Inc.

        C. Schedule 3.1(f) of the Credit Agreement is hereby amended by replacing the information with respect to WSHE(TV) as follows:

===================================================================================
 Station             Type                   Owner                     License
                                                                      Subsidiary
-----------------------------------------------------------------------------------
 WSHE(TV)            inTV Affiliated        DP Media of Martinsburg,      n/a
                     Television             Inc.
===================================================================================

        4. Effective Date. This Third Amendment will become effective as of the date hereof upon its execution by the Borrower and the Lenders in accordance with the terms of the Credit Agreement.

        5. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Third Amendment (a) this Third Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing, (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (c) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

        6. Continuing Effect. Except as expressly waived or amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

        7. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        8. Counterparts. This Third Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        9. Payment of Expenses. The Borrower agrees to pay and reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Third Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.

                                   PAXSON COMMUNICATIONS
                                   CORPORATION

                                   By: /s/ Arthur Tele
                                       -------------------------------
                                       Title: Treasurer

                                   UNION BANK OF CALIFORNIA, N.A., as
                                   Agent

                                   By: /s/ Christine P. Ball
                                       --------------------------------
                                       Title: Vice President

                                  THE BANK OF NEW YORK

                                   By: /s/ Catherin G. Goff
                                      ---------------------------------
                                      Title: AVP


                                   CIBC, INC.

                                   By: /s/ Wood Gundy
                                      ---------------------------------
                                      Title: Director, CIBC Wood Gundy
                                             Securities Corp., as Agent

                                   Bank Boston, N.A.

                                   By: /s/ John A. Rogers
                                      ---------------------------------
                                      Title: Asst. VP

                                   FIRST UNION BANK OF NORTH
                                   CAROLINA

                                   By: /s/
                                      ---------------------------------
                                      Title: SVP

                                   ABN-AMRO BANK, N.V.
                                   ABN AMRO NORTH AMERICA, INC.

                                   By: /s/
                                      ---------------------------------
                                      Title: VP                   GVP

                                   BANK OF AMERICA ILLINOIS

                                   By: /s/ Carl F. Salas
                                      ---------------------------------
                                      Title: Carl F. Salas
                                             Vice President

                                   BANK OF MONTREAL

                                   By: /s/
                                      ---------------------------------
                                      Title: Director

                                   BARNETT BANK, N.A.

                                   By: /s/
                                      ---------------------------------
                                      Title: Executive Vice President

                                   FLEET NATIONAL BANK

                                   By: /s/ Mark Bunier
                                      ---------------------------------
                                      Title: Assistant Vice President


                                   LTCB TRUST COMPANY

                                   By: /s/
                                      ---------------------------------
                                      Title: Executive Vice President


                                   THE SUMITOMO BANK, LIMITED

                                   By: /s/ Allen L. Harvell, Jr.
                                      ---------------------------------
                                      Title: Allen L. Harvell, Jr.
                                             Vice President & Mgr.

                                   By: M. Phillip Freeman
                                      ---------------------------------
                                      Title: Vice President

                                   SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                   By: /s/ Janet P. Sammons
                                      ---------------------------------
                                      Title: V.P.

                                                                      EXHIBIT A

TO:        Christine Ball

FROM:      Anthony Morrison

DATE:      May 28, 1997

SUBJECT:   Sale of WSHE(TV)

As we discussed, this memorandum summarizes the circumstances surrounding the sale by Paxson Communications Corporation (the "Company") of WSHE(TV) and the pending acquisition of WVVI-TV. Subsidiaries of the Company acquired the FCC authorization for WSHE(TV) and certain other assets of the station for $1,951,000 in October of 1995, WSHE(TV) is licensed to Martinsburg, West Virginia, a community of approximately 14,000 that is located 65 miles from Washington, D.C. At the time of the acquisition, WSHE(TV) had ceased broadcast operations. The Company spent approximately $519,000 for the broadcast equipment and construction expenses required to rebuild the station's transmission facilities. WSHE(TV)'s broadcast operations were resumed in September of 1996.

In contrast, WWVI-TV is an operating station licensed to Manassas, Virginia. Manassas is located 26 miles from Washington, D.C., the nation's 7th largest market, and has a population of more than 28,0000. WVVI-TV's proximity to downtown Washington and the Northern Virginia and Maryland suburbs will greatly enhance the Company's broadcast presence in the Washington metropolitan area. WVVI-TV also provides a stronger over-the-air signal to more cable television systems, thereby enhancing the Company's must-carry rights in the greater Washington, D.C. market.

Under certain restrictions contained in the FCC's multiple ownership rules, the Company cannot simultaneously own controlling interests in WSHE(TV) and WVVI-TV. Consequently, the Company has agreed to sell WSHE(TV) to DP Media of Martinsburg, Inc. ("DP Media") for a purchase price of $2,470,000, which represents the sum of the Company's acquisition costs and capital expenditures devoted to WSHE(TV). The purchase price is to be funded by a fully secured note by DP Media to Paxson Communications of Washington-60, Inc. In addition, DP Media will enter into an Affiliation Agreement with the Company's Infomall
TV Network pursuant to which WSHE(TV) will carry the Company's inTV program service. The Affiliation Agreement provides that DP Media will broadcast the Company's inTV programming in its entirety generally from 7 a.m. to 10 p.m. in exchange for a monthly payment from the Company.

The closing of this sale is scheduled for Friday, May 30. Thank you for your attention to this matter.